JONES SIMKINS P.C.
Certified Public Accountants
1011 West 400 North, Suite 100
P.O. Box 747
Logan, UT 84323-0747
Phone: (435) 752-1510 • (877) 752-1510
Fax: (435) 752-4878

OFFICERS:
Paul D. Simkins, CPA
Michael C. Kidman, CPA, MBA
Brent S. Sandberg, CPA
Brett C. Hugie, CPA
Mark E. Low, CPA
H. Paul Gibbons, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 of our report dated July 28, 2006, relating to the consolidated financial statements of Intrepid Technology and Resources, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

Jones Simkins, P.C.

JONES SIMKINS, P.C.
Logan, Utah
October 30, 2006